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  Oxford Futures Fund, Ltd.
  c/o Rockwell Futures Management, Inc.
  1202 Bergen Parkway, Suite 212
  Evergreen, Colorado  80439
       (303)674-1328


  April 24, 1998






  To: Securities and Exchange Commission
      Washington, D.C.  20549



  Enclosed with this transmission is Form 10-Q for March 31, 1998 for Oxford Futures Fund, Ltd. The Financial Data Schedule
  (EX-27) is also included with this transmission. If you have any questions please feel free to contact the undersigned.


  Very truly yours,


  OXFORD FUTURES FUND, LTD.

  By: Rockwell Futures Management, Inc.
          a General Partner



  By:  Barbara A. Cowgill

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